Exhibit 99.2

Montrouge, France, March 2, 2023

DBV Technologies announces filing of 2022 Annual Report on Form 10-K and 2022 Universal Registration Document

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company (the “Company”), today announced the filing of its Annual Report on Form 10-K for the year ended December 31, 2022, with the U.S. Securities and Exchange Commission (“SEC”) and the filing of its 2022 Universal Registration Document (“URD”) for the year ended December 31, 2022 with the French market authority, “Autorité des Marchés Financiers” (“AMF”).

These documents can be accessed on the Investors section of the Company’s website at www.dbv-technologies.com. In addition, the URD is available on the AMF’s website at www.amf-france.org and the Form 10-K is available on the SEC’s website at www.sec.gov.

Printed copies of both documents are available, free of charge, at the Company’s headquarters and registered office located at 177-181 avenue Pierre Brossolette 92120 Montrouge, France.

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV’s method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV’s food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Summit, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345), part of the SBF120 index, and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com